Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Allogene Therapeutics, Inc. of our reports dated March 13, 2025, with respect to the consolidated financial statements of Allogene Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP

San Mateo, California
March 13, 2025